                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY                                        JURISDICTION OF INCORPORATION
MKS International, Inc.                           Massachusetts
MKS Instruments France S.A.                       France
MKS Instruments Canada Ltd.                       Canada
MKS Instruments, U.K. Limited                     United Kingdom
MKS East, Inc.                                    Massachusetts
MKS Japan, Inc.                                   Japan
MKS Korea Co., Ltd.                               Korea
MKS FSC, Inc.                                     Barbados
Telvac Engineering Limited                        United Kingdom
Spectra Sensortech, Ltd.                          United Kingdom
Applied Science and Technology, Inc.              Delaware
MKS MSC, Inc.                                     Massachusetts
ASTeX Realty Corporation                          Massachusetts
MKS (Bermuda) Ltd.                                Bermuda
MKS Luxembourg S.A.R.L.                           Luxembourg
MKS Germany Holding GmbH                          Germany
MKS Instruments Deutschland GmbH                  Germany
ASTeX GmbH                                        Germany
ENI Technology, Inc.                              Delaware
MKS (Asia) Ltd.                                   Bermuda
MKS Hong Kong                                     Hong Kong
MKS China                                         China
MKS Taiwan Ltd.                                   Taiwan
M.K.S. Tenta Products Ltd.                        Israel
Wenzel Instruments APS                            Denmark
ETO Export Corporation FSC                        US Virgin Islands
MKS Shanghai Ltd                                  China
ASTex Sorbios GmbH                                Germany